EXHIBIT 99.1

NGP Capital Resources Company Announces Quarterly Dividend of $0.16 per Share and Provides Portfolio Activity Update

Houston, TX, Sept. 18, 2012 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the "Company") today announced that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.16 per common share.  The expected dividend payment date is October 8, 2012 to stockholders of record on September 28, 2012.

Steve Gardner, President and CEO, commented, "This marks the thirty-first consecutive quarterly dividend since our initial public offering in November 2004, and a 23% increase from the dividend declared in the second quarter of 2012."

Management expects that the dividend will be paid out of ordinary income for tax purposes.  The Company determines the tax characteristics of its dividend distributions as of the end of the fiscal year, based on the taxable income for the full year and distributions paid during the year.  The tax characteristics for dividends paid in 2012 will be reported to each stockholder on Form 1099-DIV after the end of the year.  All dividend distributions in 2011 were paid from ordinary income.

The Company has an "opt out" dividend reinvestment plan, or "DRIP," for its stockholders.  Consequently, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP automatically have their dividends reinvested in shares of NGPC common stock, rather than receiving their dividends in cash.  A stockholder who has elected to receive dividends in cash may re-enroll in the DRIP at any time be notifying the plan administrator.

The Company also announced portfolio activity and developments involving a number of portfolio investments, including ATP Oil & Gas Corporation ("ATP"), Everest Acquisition, LLC ("Everest"), and a new investment in Midstates Petroleum Company, Inc. ("Midstates").

ATP

In 2011 and 2012, the Company purchased from ATP limited-term overriding royalty interests ("ORRI") in certain offshore oil and gas producing properties operated by ATP in the Gulf of Mexico.  Under this arrangement, the Company owns the right to portions (ranging from 5.0% to 10.8%) of the monthly revenues from the production from various oil and gas properties subject to the ORRI in ATP's Gomez and Telemark properties.  The Company's unrecovered investment as of the date of this release is $42.9 million.  The terms of the ORRI provide that it will terminate after the Company receives payments that equal its investments in the ORRI plus a time-value factor that is calculated at a rate of 13.2 % per annum.

On August 17, 2012, ATP filed for protection under Ch. 11 of the U.S. Bankruptcy Code, and received debtor-in-possession financing of approximately $600 million.  On August 23, 2012, the bankruptcy judge presiding over ATP's case signed an order allowing ATP to pay amounts received after August 17, 2012 to those parties entitled to receive them, including the ORRIs, provided that the owners of the ORRIs execute an agreement providing for the repayment to ATP of any amounts that the bankruptcy court later finds to have been inappropriately paid (a "Disgorgement Agreement").  The Company has executed a Disgorgement Agreement and consequently expects to receive distribution from ATP of its share of production proceeds received by ATP after August 17, 2012.  The Company anticipates that it will begin to receive monthly ORRI payments from ATP in September.

Everest

In August 2012, the Company sold $15.0 million face amount of its Everest Senior Unsecured Notes for an average price of 108.5, resulting in a realized short-term capital gain of $1.3 million, or $0.06 per share.  This portion of the Company's investment in Everest Senior Unsecured Notes generated a 46.2% internal rate of return and a return on investment of 1.12x.  The Company continues to hold $10.0 million face amount of Everest Senior Unsecured Notes.

Midstates

On September 13, 2012, the Company agreed to purchase a $6.0 million participation in Midstates's $600 million private placement of 10.75% Senior Unsecured Notes due 2020 (the "Midstates Notes").  Proceeds from the Midstates Notes offering are expected to be used primarily to fund the cash portion of the purchase price for Midstates acquisition of assets of Eagle Energy Production, LLC.  The Midstates Notes offering is expected to close on October 1, 2012.

Steve Gardner, President and CEO stated, "We are pleased to report these developments with our portfolio investments during the quarter.  The bankruptcy court approved ATP's motion to pay our ORRI's in the ordinary course of business.  In addition, the bankruptcy court's finance order allows ATP to use funds to drill an additional well in the Gomez field in which we have an ORRI.  We were pleased to participate in the Everest Senior Unsecured Note issuance in May.  We sold down our position in August at attractive pricing to enhance our flexibility for future investment.  After factoring in the Midstates Notes purchase, we have made gross investments totaling $117 million thus far in 2012 and currently have approximately $55 million available under our Investment Facility for new portfolio investments."

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management (NGP ECM).  Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed $13 billion in cumulative committed capital since inception.

Forward-Looking Statements

This press release may contain forward-looking statements.  We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:

Please send investment proposals to:

NGP Capital Resources Company 713-752-0062

Kelly Plato (kplato@ngpcrc.com),

Michael Brown (mbrown@ngpcrc.com),

Hans Hubbard (hhubbard@ngpcrc.com), or

Chris Ryals (cryals@ngpcrc.com).

CONTACT: L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.